Exhibit 99.1

XO Group Inc. to Become Privately Held Company and Merge With WeddingWire, Accelerating Growth Within Global Wedding Industry

XO Group Shareholders to Receive $35 Per Share in Cash

New York, NY - September 25, 2018 – XO Group Inc. (NYSE:XOXO), the operator of The Knot, a leading digital marketplace connecting engaged couples with wedding professionals, today announced that it has signed a definitive agreement whereby XO Group will become a privately held company and merge with WeddingWire, Inc. in a transaction valued at $933 million. Under the terms of the agreement, XO Group shareholders will receive $35.00 per share in cash, representing a 44% premium to XO Group’s 12-month average closing price and a 27% premium to XO Group’s closing price as of Monday, September 24, 2018. XO Group's Board of Directors has unanimously approved the transaction, which is expected to close in the first half of 2019. Upon closing, the combined company will be owned by the Permira Funds and Spectrum Equity, who are current investors in WeddingWire.

The combined company will maintain both brands, The Knot and WeddingWire, as separate consumer products so that couples can continue to enjoy both offerings, while delivering enhanced value to wedding professionals and partners across the globe. Following closing, XO Group CEO Mike Steib and WeddingWire CEO Tim Chi will serve as co-CEOs of the combined company.

“This is a proud day for XO, a tribute to the dedication of the amazing people at this company, a terrific outcome for our stockholders, and another positive step towards our mission of serving the couples and wedding pros we love,” said Mike Steib, XO Group CEO.

"Eleven years ago, we started WeddingWire with a deep commitment to help engaged couples plan the most important day of their lives," said Tim Chi, co-founder and CEO, WeddingWire. "This is a tremendous opportunity to further our commitment by accelerating innovation and creating the best wedding planning experience - benefitting engaged couples, wedding professionals, our employees and the global wedding industry."

Michael Zeisser, XO Group’s Chairman, commented, “After a thorough assessment, the XO Board has unanimously determined that this transaction is a compelling outcome for our employees, customers, and stockholders.  For our stockholders, and in accordance with the board’s stated commitment to delivering shareholder value, it recognizes the worth of XO Group’s strong franchise and delivers compelling, all-cash consideration.”

The two companies have over 1,700 employees and serve engaged couples and wedding professionals in 15 countries across North America, Europe, Latin America, and Asia through global wedding brands The Knot, WeddingWire, Bodas.net, Matrimonio.com, WeddingWire.in and more. As a unified company, it will be better positioned to provide consumer offerings focused on the highly competitive $250 billion global wedding industry across both of its primary brands, WeddingWire and The Knot. The companies will build upon their more than four decades of combined expertise to redefine the category and continue to transform both the consumer and vendor experiences for the better. Together, engaged couples around the world will gain access to richer content, inspiration, registry services, and planning tools. Vendors, retailers, and national brands will benefit from enhanced advertising and marketing reach to the expansive global wedding audience, as well as industry-leading tools and analytics to help grow their businesses.

Key strategic benefits of the merger include:

● Broader offerings. The expansive complementary networks and diversified features of the combined organization will strengthen the company's ability to serve engaged couples, wedding vendors, and retailers across 15 countries.
● Accelerated innovation. The collaboration in research and technology will help to streamline development and better address the evolving needs of engaged couples and wedding vendors in the wedding industry.
● Enhanced financial flexibility and strength. The merger will allow the combined company to pursue growth opportunities while continuing to invest in its current business.
● Talent opportunities. The companies employ some of the industry’s most talented teams and the global scale of the future combined company will represent worldwide opportunities for career development and growth.

The combined company will also include XO Group’s leading life stage websites The Nest, The Bump, Gigmasters, How He Asked, and Lasting.

Transaction Details

Under the agreement, XO Group shareholders will receive $35 in cash for each share of XO Group upon consummation of the transaction. The transaction price represents a premium of 27% to XO Group’s closing price on September 24, 2018 and a premium of 44% to the 12 month average closing price, and exceeds the highest closing price in XO Group’s 19-year history as a public company. The Permira Funds and Spectrum Equity – current lead investors in WeddingWire – will finance the transaction.

The transaction is expected to close in the first half of 2019 and is subject to the satisfaction of customary closing conditions, including the expiration of the required regulatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of XO Group’s shareholders.

Advisors

Allen & Company LLC is serving as financial advisor to XO Group. Wachtell, Lipton, Rosen & Katz is serving as legal advisor to XO Group. J.P. Morgan Securities LLC, is serving as financial advisor to WeddingWire and Jefferies LLC and RBC Capital Markets are serving as financial advisors to the Permira Funds. Fried, Frank, Harris, Shriver & Jacobsen LLP and Wilson Sonsini Goodrich & Rosati are serving as legal advisors to the Permira Funds and WeddingWire. Additionally, JPMorgan Chase Bank, N.A., UBS AG, Stamford Branch, Jefferies Finance LLC and RBC Capital Markets have provided debt financing commitments as part of the transaction.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A and accompanying definitive proxy card (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.xogroupinc.com.

Participants in the Solicitation

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the holders of XO Group common stock in respect of the proposed merger. Information about the directors and executive officers of XO Group is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 9, 2018, and in other documents filed by XO Group with the SEC, including the Current Report on Form 8-K filed with the SEC on June 1, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets; if we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, (xii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (xiii) the failure to obtain Company stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction, (xiv) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, vendors, advertisers, distributors, partners and others with whom it does business, or on its operating results and businesses generally, (xv) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction, (xvi) the ability to meet expectations regarding the timing and completion of the proposed transaction, (xvii) the potential impact of the consummation of the proposed transaction on the Company’s relationships, including with employees, customers, suppliers, vendors, advertisers, distributors, partners and competitors, and (xvii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

About XO Group Inc.
XO Group Inc.’s (NYSE:XOXO) mission is to help people navigate and truly enjoy life’s biggest moments together. Our multi-platform brands guide couples through transformative life stages: getting married with The Knot, having a healthy and supportive marriage with Lasting, having a baby with The Bump, and bringing important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange and is headquartered in New York City.

About WeddingWire, Inc.
WeddingWire, Inc. is a leading global online marketplace, connecting consumers with local wedding professionals and a suite of comprehensive tools that make wedding planning easier. Operating within a $250 billion industry, WeddingWire helps 16 million users every month find the right team of wedding professionals to personalize and pull off their special day. Consumers around the world are able to read from more than 5 million vendor reviews to search, compare and book from a directory of over 500,000 vendors. Founded in 2007 and headquartered in Chevy Chase, Maryland and Barcelona, Spain, the WeddingWire portfolio serves couples and wedding professionals across 15 countries in North America, Latin America, Europe and Asia with brands such as Bodas.net, Matrimonio.com, WeddingWire.in, WeddingWire.co.uk and more.

Contacts

For XO Group:

Ivan Marmolejos

Director, Investor Relations and Corporate Development

(212) 219-8555 x1004

IR@xogrp.com

Melissa Bach

Senior Director, Public Relations and Brand Marketing

(212) 515-3594

mbach@xogrp.com

For WeddingWire:

Elizabeth Millett, Senior Public Relations Manager
+1 301 231-9473 x2948
pr@weddingwire.com